Exhibit 10.3
AUTOLUS THERAPEUTICS PLC RESTRICTED SHARE UNIT GRANT NOTICE
(2025 INDUCEMENT PLAN)

Autolus Therapeutics plc (the “Company”), pursuant to Section 6(b) of the Company’s 2025 Inducement Plan (the “Plan”), hereby awards to Participant Restricted Share Units (“RSUs” or “Restricted Share Units”) described below (sometimes referred to as the “Award”). The Award is subject to all of the terms and conditions as set forth in this grant notice (this “Restricted Share Unit Grant Notice”) (the definition of which shall include any special terms and conditions for Participant’s country of residence and/or work set forth in the attached appendix (the “Appendix”)) and in the Plan and the Restricted Share Unit Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety. The Award is granted in compliance with Nasdaq Listing Rule 5635(c)(4) as a material inducement to Participant entering into employment with the Company or an Affiliate. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Award Agreement. In the event of any conflict between the terms in this Restricted Share Unit Grant Notice and the Plan, the terms of the Plan shall control.

If the Company uses an electronic capitalisation table system and the fields below are blank or the information is otherwise provided in a different format electronically, the blank fields and other information (such as vesting schedule) shall be deemed to come from the electronic capitalisation system and are considered part of this Grant Notice.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Share Units/Shares:

Vesting Schedule:	Subject to Participant’s Continuous Service through each applicable vesting date, the RSUs shall vest as follows: [___________]

Issuance Schedule:	Subject to any change on a Capitalization Adjustment, one Share will be issued for each Restricted Share Unit that vests at the time set forth in Section 6 of the Award Agreement.

Exhibit 10.3
Additional Terms/Acknowledgements: By accepting this Award, Participant acknowledges (i) having received and read this Restricted Share Unit Grant Notice, the Award Agreement and the Plan and understands and agrees to all of the terms and conditions set forth in these documents, (ii) that the Award is subject to all the provisions of the Plan, the provisions of which are part of the Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan, (iii) that this Restricted Share Unit Grant Notice and the Award Agreement may not be modified, amended or revised except as provided in the Plan and (iv) that as of the Date of Grant, this Restricted Share Unit Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Shares pursuant to the Award specified above and supersede all prior oral and written agreements, promises and/or representations regarding the terms of this Award with the exception, if applicable, of (A) any compensation recovery policy that is adopted by the Company or compensation recoupment requirement otherwise required by applicable law, (B) the Company’s share ownership guidelines, and (C) any written employment, offer letter or severance agreement, or any written severance plan or policy that would provide for vesting acceleration of this Award upon the terms and conditions set forth therein, including but not limited to upon a Change in Control or upon an involuntary termination of Participant’s employment by the Company or an Affiliate in connection with a Change in Control, if applicable.
By accepting this Award, Participant also (i) further acknowledges his or her obligation to satisfy any tax and social security withholding obligations imposed on the Company with respect to the Award or vesting of RSUs, or the delivery of the underlying Shares, as a condition to the receipt of any Shares hereunder, including by requiring a cash payment to the Company by Participant and (ii) consents to receive this Restricted Share Unit Grant Notice, the Award Agreement, the Plan, the prospectus for the Plan and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

AUTOLUS THERAPEUTICS PLC PARTICIPANT
By:
Signature Signature
Title: Date:
Date:

ATTACHMENTS:	Restricted Share Unit Agreement (including the Appendix) and 2025 Inducement Plan

ATTACHMENT I
RESTRICTED SHARE UNIT AGREEMENT

AUTOLUS THERAPEUTICS PLC
RESTRICTED SHARE UNIT AGREEMENT
(2025 INDUCEMENT PLAN)

Exhibit 10.3

Pursuant to the Restricted Share Unit Grant Notice (the “Grant Notice”) and this Restricted Share Unit Agreement (the “Agreement”) (the definition of which shall include any special terms and conditions for your country of residence and/or work set forth in the attached appendix (the “Appendix”)), Autolus Therapeutics plc (the “Company”) has awarded you Restricted Share Units (“Restricted Share Units” or “RSUs” sometimes referred to generally as the “Award”) pursuant to Section 6(b) of the Company’s 2025 Inducement Plan (the “Plan”) for the number of Restricted Share Units indicated in the Grant Notice. The Award is granted in compliance with Nasdaq Listing Rule 5635(c)(4) as a material inducement to you entering into employment with the Company or an Affiliate. If there is any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control except as expressly overridden or amended in this Agreement. Capitalized terms not explicitly defined in this Agreement or the Grant Notice shall have the same meanings given to them in the Plan. The terms of your RSUs, in addition to those set forth in the Grant Notice, are as follows.
1.Grant of the Award. This Award represents the right to be issued on a future date one (1) Share for each Restricted Share Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 below) as indicated in the Grant Notice. This Award was granted in consideration of your expected future services to the Company or its Affiliates.
2.Vesting. Subject to the limitations contained herein, your RSUs will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. Upon such termination of your Continuous Service, the Restricted Share Units that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to the underlying Shares subject to the forfeited RSUs. If an RSU is settled in Shares, Participant may be required to pay the nominal value thereof in the same manner as provided for Withholding Obligations below.
3.Number of Shares. The number of Restricted Share Units/Shares subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. Any additional Restricted Share Units, Shares, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Share Units and Shares covered by your Award. Notwithstanding the provisions of this Section 3, no fractional Shares or rights for fractional Shares shall be created pursuant to this Section 3. Any fraction of a Share will be rounded down to the nearest whole Share.
4.Securities Law Compliance. You may not be issued any Shares under your Award unless the Shares underlying the Restricted Share Units are either (i) then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.
5.Transfer Restrictions. Notwithstanding any provision of the Plan, prior to the time that Shares have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of the RSUs or the Shares issuable in respect of your RSUs, except as expressly provided in this Section 5. The restrictions on transfer set forth herein will lapse upon delivery to

Exhibit 10.3
you of Shares in respect of your vested Restricted Share Units; provided that all transactions in the Company’s securities, including the Shares issuable in respect of your RSUs, are subject to the Company’s Insider Trading Policy. Your Award is transferable to your personal representative on your death.
6.Date of Issuance.
(a)If you are subject to United States taxation, the issuance of Shares in respect of the Restricted Share Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the withholding obligations set forth in this Agreement, in the event one or more Restricted Share Units vests, the Company shall issue to you one (1) Share for each Restricted Share Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 above) or on a later date as determined by the Company but, if you are subject to United States taxation, in no event later than the Issuance Deadline (as defined below).
(b)In addition, the following provisions shall apply to the extent applicable at a vesting date when Shares are registered under the Securities Act, unless otherwise determined by the Company. If:
(i)the applicable vesting date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell Shares on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement”) or under such other policy expressly approved by the Company), and
(ii)either (1) Withholding Taxes (as defined below) do not apply, or (2) the Company decides, prior to the applicable vesting date, (A) not to satisfy the Withholding Taxes by withholding Shares from the Shares otherwise due to you under this Award, (B) not to permit you to pay your Withholding Taxes in cash, and (C) not to permit you to enter into a “same day sale” commitment with a broker-dealer (including but not limited to a commitment under a 10b5-1 Arrangement), then the Shares that would otherwise be issued to you on the applicable vesting date will not be delivered on such applicable vesting date and will instead be delivered on the first business day when you are not prohibited from selling Shares in the open public market or on such other date determined by the Company, but if you are subject to United States taxation, in no event later than the Issuance Deadline.
The “Issuance Deadline” means (a) December 31 of the calendar year in which the applicable vesting date occurs (that is, the last day of your taxable year in which the applicable vesting date occurs), or (b) if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the Shares issuable under this Award as a result of the applicable vesting date are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

Exhibit 10.3
(a)The form of delivery (e.g., a share certificate or electronic entry evidencing such Shares) shall be determined by the Company.
(b)In addition and notwithstanding the foregoing, no Shares issuable to you under this Section 6 as a result of the vesting of one or more RSUs will be delivered to you until any filings that may be required pursuant to the United States Hart-Scott-Rodino (“HSR”) Act in connection with the issuance of such Shares have been filed and any required waiting period under the HSR Act has expired or been terminated (any such filings and/or waiting period required pursuant to HSR, the “HSR Requirements”). If the HSR Requirements apply to the issuance of any Shares issuable to you under this Section 6 upon vesting of one or more RSUs, such Shares will not be issued on the applicable vesting date and will instead be issued on the first business day on or following the date when all such HSR Requirements are satisfied and when you are permitted to sell Shares on an established stock exchange or stock market, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities. Notwithstanding the foregoing, if the Company determines that you may be subject to United States taxation, the issuance date for any Shares delayed under this Section 6 shall in no event be later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), unless a later issuance date is permitted without incurring adverse tax consequences under Section 409A of the Code or other applicable laws.
7.Dividends. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, share dividend or other distribution that does not result from a Capitalization Adjustment.
8.Restrictive Legends. The Shares issued under your Award shall be endorsed with appropriate legends as determined by the Company.
9.Execution of Documents. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award.
10.Award Not a Service Contract.
(a)Nothing in this Agreement (including, but not limited to, the vesting of your RSUs or the issuance of the Shares subject to your RSUs), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you in accordance with applicable laws and without regard to any future vesting opportunity that you may have.
(b)The Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it

Exhibit 10.3
deems appropriate (a “reorganization”). Such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award, subject to applicable laws and the terms of your employment agreement, if any. This Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an Employee or Consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with the Company’s right to conduct a reorganization.
(c)By accepting the Award, you acknowledge, understand and agree that:
(i)the future value of the Shares underlying the Award is unknown, indeterminable, and cannot be predicted with certainty;
(ii)neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Award or of any amounts due to you pursuant to the vesting of the Award or the subsequent sale of any Shares received;
(iii)notwithstanding anything to the contrary in the Plan, for the purposes of the Award, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company or any Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), provided that, unless otherwise expressly provided in this Agreement or determined by the Company, the vesting of your Award will not continue during any notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or are otherwise providing services, or the terms of your employment or service agreement, if any (regardless, in each case, of whether or not you are providing services to the Company or one of its Affiliates during such notice period, garden leave period, or similar period); and the Board shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the Award (including whether you may still be considered to be providing services while on a leave of absence);
(iv)no claim or entitlement to compensation or damages shall arise from forfeiture of this Award resulting from the termination of your Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment or service agreement, if any), and in consideration of the grant of this Award to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or any Affiliate, waive your ability, if any, to bring any such claim, and release the Company and any Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be

Exhibit 10.3
deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim.
11.Withholding Obligations.
(a)On each vesting date, and on or before the time you receive a distribution of the Shares underlying your Restricted Share Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you hereby authorize any required withholding from the Shares issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax and social security withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Taxes”). Additionally, the Company or any Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your RSUs by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or an Affiliate; (ii) causing you to tender a cash payment; (iii) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the Shares to be delivered in connection with your Restricted Share Units to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates; or (iv) withholding Shares from the Shares issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date Shares are issued to pursuant to Section 6) equal to the amount of such Withholding Taxes; provided, however, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Compensation Committee of the Board.
(b)Unless the tax and social security withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Shares.
(c)In the event the Company’s or Affiliate’s obligation to withhold arises prior to the delivery to you of Shares or it is determined after the delivery of Shares to you that the amount of the Company’s or Affiliate’s withholding obligation was greater than the amount withheld by the Company or Affiliate, you agree to indemnify and hold the Company and any Affiliate harmless from any failure by the Company or Affiliate to withhold the proper amount.
12.Tax Consequences. The Company has no duty or obligation to minimize the tax or social security consequences to you of this Award and shall not be liable to you for any adverse tax or social security consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax and social security consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so. You understand that you (and not the Company) shall be responsible for your own tax and social security liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

Exhibit 10.3
13.Unsecured Obligation. Your Award is unfunded, and as a holder of vested RSUs, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares or other property pursuant to this Agreement. You shall not have voting or any other rights as a shareholder of the Company with respect to the Shares to be issued pursuant to this Agreement until such Shares are issued to you pursuant to Section 6 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a shareholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
14.Notices. Any notices to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to you must be in writing and addressed to you at your last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section 14, either party may designate a different address for notices to be given to that party. Any notice provided for in this Agreement or the Plan will be given in writing (including electronically) and will be deemed effectively given (i) when actually received, (ii) when sent by email, (iii) when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office, (iv) when delivered by a nationally recognized express shipping company or (v) upon receipt of a facsimile transmission confirmation. The Company may, in its sole discretion, decide to deliver any documents related to your Award or participation in the Plan by electronic means or to request your consent to participate in the Plan by electronic means. By accepting your Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
15.Headings. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.
16.Governing Plan Document. Save as expressly provided in this Agreement, your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as otherwise expressly provided in the Grant Notice or this Agreement, in the event of any conflict between the terms in the Grant Notice or this Agreement and the terms of the Plan, the terms of the Plan will control.
17.Other Documents. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell Shares only during certain “window” periods in effect from time to time and the Company’s insider trading policy.
18.Effect on Other Employee Benefit Plans. The value of the RSUs subject to this Agreement or the Shares underlying the RSUs upon issuance to you shall not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its

Exhibit 10.3
rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
19.Compliance With Section 409A of the Code. This section only applies if you are subject to United States taxation. This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4). Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise deferred compensation subject to Section 409A of the Code, and if you are a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h) and without regard to any alternative definition thereunder), then the issuance of any Shares that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service, with the balance of the Shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the Shares is necessary to avoid the imposition of adverse taxation on you in respect of the Shares under Section 409A of the Code. Each installment of Shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).
20.Severability. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
21.Amendment. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.
22.Clawback/Recovery. The Award (and any compensation paid or Shares issued under the Award) will be subject to recoupment in accordance with the Autolus Therapeutics plc Policy for Recoupment of Incentive Compensation, any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder (the “Dodd-Frank Act”), any clawback policy adopted by the Company pursuant to the Dodd-Frank Act or otherwise or other applicable

Exhibit 10.3
law and any other clawback policy that the Company adopts and maintains from time to time. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.
23.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action.
24.Data Privacy.
(a)To the extent that the processing of your personal data by the Company and its Affiliates under and/or in connection with this Agreement falls within the territorial scope of (i) Regulation (EU) 2016/679 of the European Parliament and of the Council of 27th April 2016 (the “EU GDPR”), (ii) the EU GDPR as it forms part of UK law by virtue of section 3 of the European Union (Withdrawal) Act 2018, as amended (the “UK GDPR”), and/or (iii) equivalent legislation and/or legislation implementing and/or supplementing the EU GDPR or UK GDPR in any member state of the European Economic Area or the UK or Switzerland, Company and/or its Affiliates will carry out such processing in accordance with their EEA/UK privacy notice from time to time in force, the latest version of which has been provided to you.
(b)Except where (a) above applies, you explicitly and unambiguously acknowledge and consent to the collection, use, transfer and other processing of your personal data as described in this paragraph (b) by the Company and its Affiliates for the purpose of implementing, administering and managing your participation in the Plan. You understand that the Company and its Affiliates hold certain personal data about you, including, but not limited to, your name, home address, telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any Shares or directorships held by you in the Company, details of all Awards or any other entitlement to Shares awarded, cancelled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan. You understand that this personal data may be transferred to any third parties assisting in the implementation, administration and management of the Plan.
25.Language. You acknowledge that you are sufficiently proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement. If you have received this Agreement, or any other document related to this Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
26.Foreign Asset/Account, Exchange Control and Tax Reporting. You may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) derived from your participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside your country. The applicable laws in your country may require that you report such accounts, assets and balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You may also be required to repatriate sale proceeds or other

Exhibit 10.3
funds received as a result of your participation in the Plan to your country through a designated bank or broker within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations and you are encouraged to consult with your personal legal advisor for any details.
27.Applicable Law. In the event applicable laws prevent or hinder the consummation of the actions and transactions contemplated in this Agreement or the Plan, the Company may in its sole discretion agree to vary the terms of the Plan and/or this Agreement so that you receive substantially the same economic result as contemplated herein, such as through a cash bonus or phantom stock.
28.Appendix. Notwithstanding any provisions in this Agreement, your Award shall be subject to the special terms and conditions for your country of residence and/or work set forth in the Appendix attached to this Agreement which, where applicable, shall prevail in the event of conflict between such terms and conditions and the terms of this Agreement, Grant Notice, and/or the Plan. Moreover, if you relocate to one of the countries included therein, the terms and conditions for such country will apply to you to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
29.Choice of Law. The provisions of the Plan relating to choice of law shall apply to this Agreement and the RSUs.
30.Miscellaneous.
(a)The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.
(b)You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
(c)You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
(d)This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(e)All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
* * * * *
This Agreement shall be deemed to be signed by the Company and you upon the signing by you of the Grant Notice to which it is attached.

APPENDIX
This Appendix includes special terms and conditions that govern the Award granted to you under the Plan if you reside and/or work in any country listed below.

Exhibit 10.3
The information contained herein is general in nature and may not apply to your situation, and you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. If you are a citizen or resident of a country other than the one in which you are currently working and/or residing, transfer employment and/or residency to another country after the Date of Grant, are a Consultant, change employment status to a Consultant position, or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to you. References to your “employer” shall include any entity that engages your services.
United Kingdom
No Cash Settlement. Notwithstanding any provision of the Plan or the Agreement, the Award may not be settled in cash.
Award Not a Service Contract. The following supplements Section 10(c) of the Agreement:
(v) You waive all rights to compensation or damages in consequence of the termination of your office or employment with the Company or any Affiliate for any reason whatsoever (whether lawful or unlawful and including, without prejudice to the foregoing, in circumstances giving rise to a claim for wrongful dismissal) in so far as those rights arise or may arise from you ceasing to hold or being able to vest your Award, or from the loss on diminution in value of any rights or entitlements in connection with the Plan.
Tax Withholding Obligations. The following supplements Section 11 of the Agreement:
(d) As a condition of the vesting of your Award, you therefore unconditionally and irrevocably agree:
(i)to place the Company in funds and indemnify the Company in respect of (1) all liability to UK income tax which the Company is liable to account for on your behalf directly to HM Revenue & Customs; (2) all liability to national insurance contributions which the Company is liable to account for on your behalf to HM Revenue & Customs (including secondary class 1 (employer’s) national insurance contributions for which you are liable); and (3) all liability to national insurance contributions for which the Company is liable which arises as a consequence of or in connection with your Award (the “UK Tax Liability”); or
(ii)to permit the Company to sell at the best price which it can reasonably obtain such number of Shares allocated or allotted to you following vesting as will provide the Company with an amount equal to the UK Tax Liability; and to permit the Company to withhold an amount not exceeding the UK Tax Liability from any payment made to you (including, but not limited to salary); and
(iii)if so required by the Company, and, to the extent permitted by law, to enter into a joint election or other arrangements under which the liability for all or part of such employer’s national insurance contributions liability is transferred to you; and
(iv)if so required by the Company, to enter into a joint election within Section 431 of (UK) Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Section 423 and 424 of ITEPA); and

Exhibit 10.3
(v)to sign, promptly, all documents required by the Company to effect the terms of this provision, and references in this provision to “the Company” shall, if applicable, be construed as also referring to any Affiliate.
Acknowledgment of Forfeiture and Clawback Provisions. By accepting the Award, you acknowledge being subject to the provisions of any forfeiture and clawback policy implemented by the Company, including, without limitation, any clawback policy adopted to comply with the requirements of applicable law.

Exhibit 10.3
ATTACHMENT II

2025 INDUCEMENT PLAN